Exhibit 10.4
AMENDMENT NUMBER ONE
TO
NOTE PURCHASE AGREEMENT

THIS AMENDMENT NUMBER ONE TO NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of August 8, 2025, by and among Xos, Inc. (the “Company”), and the Investor (as defined in the Agreement). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, the parties entered into a Note Purchase Agreement dated as of August 9, 2022 (the “Agreement”), pursuant to which Company made a Convertible Promissory Note (the “Original Note”) to Investor in the aggregate principal amount of $20,000,000, dated August 11, 2022; and

WHEREAS, the parties previously revised certain terms of the Note and the Original Note was replaced with an Amended and Restated Convertible Promissory Note (the “Existing Note”), dated September 28, 2022; and

WHEREAS the parties now wish to modify the Agreement in certain respects in connection with further changes to the terms of the Note.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth hereinafter and in the Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.Modification to Note. Immediately upon execution hereof, the Note, as amended to date, shall be further amended and restated (as amended and restated, the “New Note”) to read as set forth in the form of Second Amended and Restated Convertible Promissory Note, attached as Exhibit A hereto. Investor shall surrender the Existing Note to Company and Company shall deliver the New Note to Investor in replacement thereof.

2.Extension of Right of First Offer. The definition of “Restricted Period” in Section 6(d) of the Agreement is hereby amended in its entirety to read as follows:

“Restricted Period” shall mean the period that commences on the date of this Agreement and terminates upon the later of: (i) February 11, 2028; and (ii) the date the principal amount of the US$20,000,000 Note is repaid in full by the Company to the Investor.

3.Notices. (a) The Company’s address for notice set forth in Section 8(h) of the Agreement is hereby modified to read as follows:

3550 Tyburn Street, Los Angeles, California 90065, Attention: General Counsel, Email: [*] with a copy to 3550 Tyburn Street, Los Angeles, California 90065, Attention: Chief Financial Officer, Email: [*], or at such other address or electronic address as the Company shall have furnished to the Investors in writing, with a copy (which shall not constitute notice) to Proskauer, 2029 Century Park East, Suite 2400, Los Angeles, California 90067, Attention: Ben Orlanski, Email: [*].

(b) The Investor’s address for notice pursuant to Section 8(h) of the Agreement is hereby designated as follows:

Ibrahim M. Aljomaih
Aljomaih Automotive Company
P.O. Box 224
King Khalid Street
31471 Dammam
Kingdom of Saudi Arabia
Email: [*]
cc: [*]

with a copy (which shall not constitute notice) to:

Duane Morris LLP
201 S. Biscayne Boulevard, Suite 3400
Miami, Florida 33131
Attention: Robert Zinn and Jennifer Migliori
Email: [*] and [*]

4.This Amendment will not be deemed accepted by either party unless and until it has been signed by a duly authorized representative of each party. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, this Amendment will govern.

5.Except as modified by this Amendment, the Agreement otherwise remains in full force and effect in accordance with its terms.

[Signature page follows immediately]

IN WITNESS WHEREOF, The parties have caused this Amendment to be executed by their authorized signatories as of the date set forth below.

XOS, INC.
Dated: August 7, 2025	By: /s/ DAKOTA SEMLER
Dakota Semler
Chief Executive Officer
(Principal Executive Officer)

ALJOMAIH AUTOMOTIVE CO.
Dated: August 8, 2025	By: /s/ IBRAHIM M. ALJOMAIH
Ibrahim M. Aljomaih
Vice Chairman and Managing Director